EXHIBIT 16.1

                                                                   SPEAR, SAFER,
                                                                    HARMON & CO.

                                                                    PROFESSIONAL
                                                                    ------------
                                                                     ASSOCIATION
                                                    CERTIFIED PUBLIC ACCOUNTANTS

                                               8350 N.W. 52ND TERRACE, SUITE 301
                                                            MIAMI, FLORIDA 33166
                                                                  1-800-776-1099
                                                             TEL: (305) 591-8850
                                                             FAX: (305) 593-9883

March 13, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Andean Development Corp.
         File Ref. No. 33-90696

Dear Sirs/Mesdames:

We were previously the principal accountants for Andean Development Corp. and, under the date of February 20, 1999, we reported on the consolidated financial statements of Andean Development Corp. and Subsidiaries as of the period ending December 21, 1998 and 1997. On March 13, 2000, our appointment as principal accountant was terminated. We have read Andean Development Corp.'s statements under Item 4 of its Form 8-K dated March 7, 2000 and we agree with such statements.

Very truly yours,

SPEAR, SAFER, HARMON & CO.